UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2008

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 24, 2008, Auxilium Pharmaceuticals, Inc. and CPEX Pharmaceuticals, Inc. (CPEX) issued a joint press release announcing that they received a notice from Upsher-Smith Laboratories, Inc. (Upsher-Smith) advising of the filing by Upsher-Smith of an Abbreviated New Drug Application (ANDA) containing a Paragraph IV certification under 21 U.S.C. Section 355(j) for testosterone gel. This Paragraph IV certification notice refers to CPEX’s U.S. Patent No. 7,320,968 (the ’968 Patent), which covers Testim®, 1% testosterone gel. The Paragraph IV certification notice also states that Upsher-Smith does not believe that the testosterone gel product for which it is seeking approval infringes the ’968 Patent.

The foregoing is qualified in its entirety by the text of the joint press release attached as Exhibit 99.1 hereto and incorporated herein by reference. All readers are encouraged to read the entire text of the joint press release attached hereto.

Item 8.01	Other Events.

On October 23, 2008, Auxilium Pharmaceuticals, Inc. and CPEX Pharmaceuticals, Inc. (CPEX) received a notice from Upsher-Smith Laboratories, Inc. (Upsher-Smith) advising of the filing by Upsher-Smith of an Abbreviated New Drug Application (ANDA) containing a Paragraph IV certification under 21 U.S.C. Section 355(j) for testosterone gel. This Paragraph IV certification notice refers to CPEX’s U.S. Patent No. 7,320,968 (the ’968 Patent), which covers Testim®, 1% testosterone gel. The Paragraph IV certification notice also states that Upsher-Smith does not believe that the testosterone gel product for which it is seeking approval infringes the ’968 Patent.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Joint press release, dated October 24, 2008, issued by Auxilium Pharmaceuticals, Inc. and CPEX Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: October 24, 2008	By:	/s/ James E. Fickenscher
James E. Fickenscher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Joint press release, dated October 24, 2008, issued by Auxilium Pharmaceuticals, Inc. and CPEX Pharmaceuticals, Inc.